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EXHIBIT 21  --  SUBSIDIARIES OF PROVIDENT BANKSHARES CORPORATION

Subsidiaries                                         State of Incorporation
------------                                         ----------------------
Provident Bank (1)                                             Maryland
Provident Mortgage Corp.  (2)                                  Maryland
Provident Financial Services, Inc.                             Maryland
Provident Investment Center, Inc.                              Maryland
Banksure Insurance Corporation                                 Maryland
PB Investment Corporation                                      Delaware
PB REIT, INC.                                                  Delaware
PB Trust I                                                     Delaware
PB Trust II                                                    Delaware
Provident Lease Corp., Inc.                                    Maryland
Lexington Properties Management, Inc.                          Maryland
LPM Sub  1, Inc.                                               Maryland
LPM Sub  2, Inc.                                               Maryland
LPM Sub  3, Inc.                                               Maryland
LPM Sub  4, Inc.                                               Maryland
LPM Sub  5, Inc.                                               Maryland
LPM Sub  6, Inc.                                               Maryland
LPM Sub  7, Inc.                                               Maryland
LPM Sub  8, Inc.                                               Maryland
LPM Sub  9, Inc.                                               Maryland
LPM Sub 10, Inc.                                               Maryland
Court Square Leasing Corporation                               Maryland

(1) Also doing business as Provident Bank of Maryland and Court Square Financial Services.
(2)  Also doing business as Court Square Mortgage and Court Square Funding
     Group.